UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2013

Signature Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Boulevard, Suite 1600, Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 435-1255

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2013, Craig Noell entered into a Separation Agreement and General Release (the “Separation Agreement”) with Signature Group Holdings, Inc., a Nevada corporation (the “Company”), pursuant to which Mr. Noell resigned as the Company’s Chief Executive Officer. Pursuant to the Separation Agreement, in connection with his resignation, Mr. Noell will be entitled to the benefits provided for under his Employment Agreement with the Company dated August 2, 2011 in the case of a termination without cause.

G. Christopher Colville, 55, the Company’s Chairman of the Board of Directors, has assumed the responsibilities of Chief Executive Officer. Mr. Colville has significant acquisition experience with an emphasis on operations and acquisition integration. Since 2007, Mr. Colville has served as a strategic advisor to various privately held enterprises, including, since 2008, KEG 1, LLC, a special purpose acquisition entity focused on consolidating segments of the wholesale beer distribution industry. In connection therewith, Mr. Colville’s principal role was to advise and counsel on capital structures, including negotiation of bank credit facilities, corporate governance and organizational development. Prior to that, Mr. Colville served as an executive officer of Consolidated Graphics, Inc. (NYSE: CGX), a leader in the U.S. general commercial printing industry, from 1994 to 2000, and from 2002 to 2007. From 2000 to 2002, Mr. Colville served as Managing Director at Murphy Noell Capital, LLC, an investment banking firm. Mr. Colville holds a Bachelor of Business Administration degree and a Masters in Accounting degree from Texas Tech University and is a Certified Public Accountant.

Mr. Colville will initially receive a $25,000 monthly increase in the amount of his board compensation for a period of six months payable in cash. At the completion of the six month period Mr. Colville will receive a final payment of $30,000. The Company and Mr. Colville intend to work toward a longer-term arrangement in the ordinary course.

In addition and in connection with Mr. Colville’s agreement to assume the responsibilities of Chief Executive Officer of the Company for the interim period, the Company will grant to Mr. Colville 250,000 shares of restricted stock under the Company’s 2006 Performance Incentive Plan, which shares will vest in two equal installments on the six and twelve month anniversary of the grant date of this award. Vesting of these shares will accelerate under certain limited circumstances.

A copy of the Company’s press release announcing Mr. Noell’s resignation and Mr. Colville’s appointment as the Company’s interim Chief Executive Officer is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The Effective Date of the Separation Agreement will be April 19, 2013, provided that it has not been revoked prior to that date.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release between the Company and Craig Noell dated April 11, 2013

99.1	Press Release, dated April 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2013	SIGNATURE GROUP HOLDINGS, INC.

/s/ G. Christopher Colville
G. Christopher Colville,
Chief Executive Officer